File No. 333-69305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOMINION RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Dominion Resources, Inc.
Directors’ Deferred Cash Compensation Plan
(Full Title of the Plan)

Carter M. Reid, Vice President, General Counsel and Corporate Secretary
E. J. Marks, III, Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                            X                                          Accelerated filer
Non-accelerated filer                                                                           Smaller reporting company
(do not check if smaller reporting company)

DEREGISTRATION

In its Registration Statement on Form S-8 (File No. 333-69305) filed with the Securities and Exchange Commission on December 21, 1998 (the Registration Statement), Dominion Resources, Inc. (Dominion) registered (i) 400,000 shares of its common stock, without par value, and (ii) $16,000,000 in deferred cash obligations, for issuance to participants under the Dominion Resources, Inc. Directors’ Deferred Cash Compensation Plan (the Plan).  The Plan is no longer offered and Dominion hereby terminates the Registration Statement and deregisters the 374,935 shares of common stock that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, the Commonwealth of Virginia, on the 8th day of June, 2011.

                                             DOMINION RESOURCES, INC.

                                             /s/Thomas F. Farrell, II
                                             By: Thomas F. Farrell, II
                                             Its:  Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 8th day of June, 2011.  The officers and directors whose signatures appear below hereby constitute Sharon L. Burr, Carter M. Reid and E. J. Marks, III, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas F. Farrell, II	Chairman, President and Chief Executive Officer
Thomas F. Farrell, II

/s/ William P. Barr	Director
William P. Barr

/s/ Peter W. Brown	Director
Peter W. Brown

/s/ George A. Davidson, Jr.	Director
George A. Davidson, Jr.

/s/ Helen E. Dragas	Director
Helen E. Dragas

/s/ John W. Harris	Director
John W. Harris

/s/ Robert S. Jepson, Jr.	Director
Robert S. Jepson, Jr.

/s/ Mark J. Kington	Director
Mark J. Kington

/s/ Margaret A. McKenna	Director
Margaret A. McKenna

/s/ Frank S. Royal	Director
Frank S. Royal

/s/ Robert H. Spilman, Jr.	Director
Robert H. Spilman, Jr.

/s/ David A. Wollard	Director
David A. Wollard

/s/ Mark F. McGettrick	Executive Vice President and Chief Financial Officer
Mark F. McGettrick

/s/ Ashwini Sawhney	Vice President – Accounting and Controller (Chief Accounting
Ashwini Sawhney	Officer)